Exhibit 21.1
I. Subsidiaries of Fair Isaac Corporation

Name of company and name	Jurisdiction of Incorporation
under which it does business	or organization
Data Research Technologies, Inc.(1)	Minnesota

Diversified Healthcare Services, Inc. (1)	California

Innovent Technology, Inc.(2)	Nevada

Fair Isaac Credit Services, Inc. (1)	Delaware

Fair Isaac Network, Inc. (1)	Delaware

HNC Software LLC(1)	Delaware

myFICO Consumer Services Inc.(1)	Delaware

Fair, Isaac International Corporation(1)	California

Subsidiaries of Fair, Isaac International Corporation

Fair Isaac Asia Pacific Corp.(3)	Delaware

Fair, Isaac Brazil, LLC(3)	Delaware

Fair, Isaac do Brasil Ltda.(4)	Brazil

Fair Isaac Europe Limited(3)	UK

Fair Isaac India Software Private Limited(3*)	India

Fair, Isaac International Canada Corporation(3)	California

Fair, Isaac International France Corporation(3)	California

Fair, Isaac International Germany Corporation(3)	California

Fair, Isaac International Mexico Corporation(3)	California

Fair, Isaac International Spain Corporation(3)	California

Fair, Isaac International UK Corporation(3)	California

Fair Isaac UK Holdings, Inc. (5)	Delaware

Fair Isaac UK Group Limited(6)	UK

London Bridge Software Holdings Limited(7)	UK

London Bridge Group of North America, Inc. (8)	Delaware

Fair Isaac Software, Inc.(9)	Delaware

Fair Isaac (ASPAC) Pte. Ltd. (8)	Singapore

Fair Isaac International Limited(8)	UK

London Bridge Phoenix Software NZ Ltd. (10)	NZ

Fair Isaac Services Limited(8)	UK

Name of company and name	Jurisdiction of Incorporation
under which it does business	or organization
Fair Isaac UK IP Limited (8)	UK

London Bridge Software (SA) Limited (8)	UK

Fair Isaac SA Limited(3)	UK

Fair, Isaac Singapore Pte. Ltd.(3)	Singapore
II. Other Interests of Fair Isaac Corporation
     Fair Isaac Corporation has a minority equity interest in several start-up ventures. Further information may be provided upon request.
     London Bridge Software Holdings Limited (or subsidiaries) holds minority equity interests in several ventures. Further information may be provided upon request.

Footnotes:

(1)	100% owned by Fair Isaac Corporation

(2)	100% owned by Diversified Healthcare Services, Inc.

(3)	100% owned by Fair, Isaac International Corporation

(3)*	99.99% owned by Fair, Isaac International Corporation and .01% owned by Fair Isaac Corporation

(4)	99% owned by Fair, Isaac International Corporation and 1% owned by Fair, Isaac Brazil, LLC

(5)	100% owned by Fair Isaac International UK Corporation

(6)	100% owned by Fair Isaac UK Holdings, Inc.

(7)	100% owned by Fair Isaac UK Group Limited

(8)	100% owned by London Bridge Software Holdings Limited

(9)	100% owned by London Bridge Group of North America, Inc.

(10)	100% owned by Fair Isaac International Limited (f/k/a London Bridge Software Limited)